[EUROTECH LTD. LOGO HERE]


                                                         February 25, 2000

        Mr. Neil T. Chau, Managing Member
        Encore Capital Management L.L.C.
        12007 Sunrise Valley Drive, Suite 460
        Reston, Virginia 20191

        Dear Mr. Chau:

        Thank you for your willingness to reconsider new terms for surviving agreements between Encore and Eurotech. Following are terms agreeable to EUROTECH, Ltd. that have been verbally concurred with by Encore, and formally proposed as amendments to existing Agreements:

                     That Encore may convert the Convertible Debentures of
                          Agreement of July 1998 with an existing ceiling of $1,06. As of March 1, 2000 /S/

                     That Encore will institute a floor price of $2.00 on all
                          other remaining Convertible Debentures.

                     That other terms and conditions of convertible debentures
                          and warrants remain as agreed in previous agreements.

                     That Encore accept from Eurotech 300,000 shares of common
                          stock as payment for all outstanding penalties with interest. To be issued as of March 1, 2000 /S/

                     That Eurotech has paid the $400,000 loan and interest.

                     That Eurotech brought interest payments on remaining
                          agreements current as of December 31, 1999.

                     That Eurotech will issue 250,000 three-year warrants to
                          Encore with strike price of $3.00. To be issued as of March 1, 2000 /S/

        Your cooperation through this period of financial restructuring is greatly appreciated as it continues to be vital to EUROTECH, Ltd. success in delivering EKOR and other very promising technologies.

        Sincerely,

        /s/ Don V. Hahnfeldt
        --------------------
        Don V. Hahnfeldt
        President, EUROTECH, Ltd.

        Agreed and accepted by:

        /S/ Neil T. Chau
        Neil T. Chau, Encore Capital Management, L.L.C./ date


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